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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                              RESTRICTED SHARE PLAN
                            FOR NON-EMPLOYEE TRUSTEES

                           RESTRICTED SHARE AGREEMENT



                  This RESTRICTED SHARE AGREEMENT (the "Agreement"), dated as of the ___ day of ___________, 200_ (the "Grant Date"), is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and ________________ (the "Grantee"), a non-employee Trustee of the Trust.

                  WHEREAS, the Trust desires to grant the Grantee shares of beneficial interest in the Trust ("Shares") subject to certain restrictions as hereinafter provided, in accordance with the provisions of the Pennsylvania Real Estate Investment Trust Restricted Share Plan for Non-Employee Trustees (the "Plan"), a copy of which has been provided to the Grantee;

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Grant of Restricted Shares. The Trust hereby grants to the Grantee ______ Shares subject to the restrictions set forth in Paragraph 2 ("Restricted Shares"). The grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding grants of Restricted Shares). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement.

                  2. Vesting. The Grantee shall have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the following number of Restricted Shares, on and after the following dates:

     Date Restricted Shares
     Become Vested                      Number of Restricted Shares That Vest
     -------------                      -------------------------------------

     _______________                                       ___ Restricted Shares
     _______________                         an additional ___ Restricted Shares
     _______________                         an additional ___ Restricted Shares

The Board of Trustees (the "Board") may at any time accelerate the time at which the restrictions on all or any part of the Restricted Shares will lapse.

                  3. Stock Certificate; Restrictions. Certificates for Restricted Shares shall be registered in the Grantee's name (or, if the Grantee





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so requests, in the name of the Grantee and the Grantee's spouse, jointly with right of survivorship). The Grantee shall, immediately upon receipt of the Restricted Shares granted to him pursuant to this Agreement, deposit all certificates for such Restricted Shares together with a stock power executed in favor of the Trust, with the Trust. Certificates for such Restricted Shares shall be held by the Trust until the Grantee becomes vested in such Restricted Shares. The certificates may include a legend setting forth the restrictions on transfer.

                  4. Dividends; Rights as Shareholder in Restricted Shares. The Grantee shall be entitled to receive dividends on all vested and unvested Restricted Shares. In addition, the Grantee shall have the right to vote all vested and unvested Restricted Shares.

                  5. Grants Received for Investment. Unless the Trust has theretofore notified the Grantee that a registration statement covering the Restricted Shares granted under this Agreement has become effective under the Securities Act of 1933, as amended, and the Trust has not thereafter notified the Grantee that such registration statement is no longer effective, it shall be a condition to any grant that the Restricted Shares acquired upon such grant be acquired for investment and not with a view to distribution, and by executing this Agreement the Grantee hereby certifies such investment intent. The Trust shall be entitled to restrict the transferability of the Restricted Shares issued upon any such grant to the extent necessary to avoid a risk of violation of the Securities Act of 1933, as amended (or of any rules or regulations promulgated thereunder), or of any state laws or regulations. Such restrictions may, in the discretion of the Trust, be noted or set forth in full on the Restricted Share certificates.

                  6. Termination of Board Membership. If the Grantee ceases to be a Trustee for any reason (including death or disability), all unvested Restricted Shares held by the Grantee at the time of termination of Board membership shall be transferred to the Trust pursuant to the stock power without any further action by the Grantee.

                  7. Notice of Tax Election. If the Grantee makes an election under section 83(b) of the Internal Revenue Code of 1986, as amended, for the immediate recognition of income attributable to the grant of Restricted Shares, the Grantee shall inform the Trust in writing of such election within 10 days of the filing of such election.

                  8. Transferability. The Grantee may not assign or transfer, in whole or in part, Restricted Shares subject to the Agreement in which the Grantee is not vested.

                  9. Governing Law. This Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable Federal law, and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of laws).





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                  IN WITNESS WHEREOF, the Trust has caused this Agreement to be duly executed by its duly authorized officer, and the Grantee has hereunto set his hand and seal, all as of the day and year first above written.

                                               PENNSYLVANIA REAL ESTATE
                                               INVESTMENT TRUST


                                               By:______________________________
                                                  Ronald Rubin, Chairman and
                                                  Chief Executive Officer


                                                  ______________________________
                                                  Grantee









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